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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-44860


SUPPLEMENT DATED JANUARY 19, 2001
TO THE PROSPECTUS DATED JANUARY 19, 2001

                         SPECIALTY MORTGAGE TRUST, INC.
                         COLLATERALIZED INVESTMENT NOTES

     The prospectus dated January 19, 2001 should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Mortgage Trust, Inc. CONSIDER CAREFULLY THE RISK FACTORS
                     BEGINNING ON PAGE 13 OF THE PROSPECTUS.

                 YOU HAVE TWO OPTIONS WITH OUR INVESTMENT NOTES:

                 OPTION 1 - MONTHLY INTEREST CHECKS
                 OPTION 2 - ALLOW YOUR INTEREST TO COMPOUND
                            MONTHLY AND RECEIVE ONE CHECK AT THE
                            END OF THE TERM

       You can choose monthly interest checks or reinvest your interest to earn the benefit of monthly compounding!

  As you already know, we issue our notes on the 20th of the month in a limited supply. Our Collateralized Investment Notes are backed by mortgage collateral and administered by Bankers Trust. With a minimum investment of $25,000 you can start earning the following yields.


                           January 20, 2001 Offering:

          TERM               RATE              TERM             RATE
   ------------------ ----------------- ----------------- ----------------
   ------------------ ----------------- ----------------- ----------------
        3 months            7.00%            4 months           7.15%
   ------------------ ----------------- ----------------- ----------------
   ------------------ ----------------- ----------------- ----------------
        5 months            7.25%            6 months           7.50%
   ------------------ ----------------- ----------------- ----------------
   ------------------ ----------------- ----------------- ----------------
        7 months            7.60%            8 months           7.70%
   ------------------ ----------------- ----------------- ----------------
   ------------------ ----------------- ----------------- ----------------
        9 months            7.75%           10 months           7.85%
   ------------------ ----------------- ----------------- ----------------
   ------------------ ----------------- ----------------- ----------------
       11 months            7.95%           12 months           8.00%
   ------------------ ----------------- ----------------- ----------------

                 Please call Stacy Asteriadis at (775) 826-0809.


         THE SHORT-TERM INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. OFFERS OF THE INVESTMENTS ARE MADE ONLY
                               BY THE PROSPECTUS.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED
     IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.